SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            WELLCO ENTERPRISES, INC.
                           (Exact name of registrant)

 North Carolina                                      56-0769274
(State of incorporation)                    (I.R.S. employer identification no.)

150 Westwood Circle, Waynesville, North Carolina                         28786
(Address of principal executive offices)                              (Zip Code)

    The 1996 Stock Option Plan for Key Employees of Wellco Enterprises, Inc. The 1997 Stock Option Plan for Key Employees of Wellco Enterprises, Inc. The 1999 Stock Option Plan for Key Employees of Wellco Enterprises, Inc.
 The 1997 Stock Option Plan for Non-employee Directors of Wellco Enterprises,
 Inc.
 The 1999 Stock Option Plan for Non-employee Directors of Wellco Enterprises,
 Inc.
          Agreement Between Horace Auberry and Wellco Enterprises, Inc.
                            (Full title of the plans)

                     Ms. Tammy Francis, Assistant Secretary
                          C/O Wellco Enterprises, Inc.
                                  P. O. Box 188
                              Waynesville, NC 28786
                     (Name and address of agent for service)

                                  828-456-3545
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                      Proposed
                                      Proposed        Maximum
Title of Securities Amount to Be  Maximum Offering   Aggregate         Amount of
to Be Registered     Registered   Price per Share   Offering Price  Registration
                                                                             Fee
Common stock,
par value $1.00
per share             289,000(b)   $  10.441        $3,017,499 (a)   $ 754.36

(a) As it relates to options granted for which the option exercise price is known, the fee is based on such price. As it relates to options not as yet granted, the fee is based on the average of the high and low prices of the Company's Common stock on the American Stock Exchange as of November 2, 2001.

(b) The shares of Common stock being registered hereby include:

1. 15,000 shares to be issued under the 1996 Stock Option Plan for Key Employees of Wellco Enterprises, Inc.
2. 99,000 shares to be issued under the 1997 Stock Option Plan for Key Employees of Wellco Enterprises, Inc.
3. 90,000 shares to be issued under the 1999 Stock Option Plan for Key Employees of Wellco Enterprises,



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     Inc.
4. 14,000 shares to be issued under the 1997 Stock Option Plan for Non-Employee Directors of Wellco Enterprises, Inc.
5. 21,000 shares to be issued under the 1999 Stock Option Plan for Non-Employee Directors of Wellco Enterprises, Inc.
6. 50,000 shares to be issued under the Agreement between Horace Auberry and Wellco Enterprises, Inc.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents constituting the prospectus containing the information concerning the 1996 Stock Option Plan for Key Employees of Wellco Enterprises, Inc., the 1997 Stock Option Plan for Key Employees of Wellco Enterprises, Inc., the 1999 Stock Option Plan for Key Employees of Wellco Enterprises, Inc., the 1999 Stock Option Plan for Key Employees of Wellco Enterprises, Inc., the 1999 Stock Option Plan for Non- Employee Directors of Wellco Enterprises, Inc., and the Agreement between Horace Auberry and Wellco Enterprises, Inc. required by Item 1 of Form S-8 and other information required by Item 2 of Form S-8 will be given to employees and director's as specified by Rule 428 under the Securities Act of 1933. The Registrant will maintain a file of such documents and, upon request, will furnish to the Commission a copy of any or all of the documents included in such file.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation fo Documents by Reference.

The following documents have been filed by the Registrant with the Securities and Exchange Commission and are incorporated herein by reference:

     Form 10-K for the fiscal year ended June 30, 2001
     Registration Statement Form S-1 filed November 3, 1967, and Amendments thereto

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Form S-8 and will be a part of this Form S-8 from the date such documents are filled.

Item 4. Description of Securities.

The securities to be offered are registered under Section 12(b) of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

There are no contracts between the Company and its directors and officers nor resolutions adopted by the Company, relating to indemnification.

Certain charter amendments and bylaws approved at the Company's 1987 Annual Stockholders Meeting

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dealing with indemnification have been superseded by re-enactment of North
Carolina corporate law effective in 1990. North Carolina General Statutes 55-8-50 through 55-8-58 are the currently applicable statutes relating to mandatory or voluntary indemnification of Directors and Officers by the Company, and are stated in Exhibit 99 to this Form S-8.

The Company's Articles of Incorporation stipulate that its directors shall not be personally liable arising out of their actions as a director, except in certain cases, as follows:

     "ARTICLE FOURTEENTH: No director of the Corporation shall be personally liable arising out of an action whether by or in the right of the Corporation or otherwise, for monetary damages for breach of his duties as a director; provided, however, that this Article Fourteenth shall not be effective with respect to (i) acts or omissions not made in good faith that the director at the time of such breach knew or believed were in conflict with the best interests of the Corporation, (ii) any liability under
     Section 55-32 of the General Statutes of North Carolina, (iii) any transaction from which the director derived an improper personal benefit, or (iv) acts or omissions occurring prior to the effective date of this charter amendment. As used herein, the term 'improper personal benefit' does not include a director's compensation or other incidental benefits for or on account of his services as a director, officer, employee, independent contractor, attorney or consultant of the Corporation."

The Company's By-Laws provide indemnification to directors for expenses incurred in defense of any action, suit or proceeding in which the director is made a party by reason of being or having been a director of the Company, except in such proceedings in which the director might be adjudged to be liable for negligence or misconduct in the performance of his duties as such director. These By-Law provisions related to indemnification are as follows:

     "40. It is the policy of the corporation that its officers, directors, employees and agents be and hereby are indemnified by the corporation against liability and litigation expense, including reasonable attorneys' fees, arising out of their status as such or their activities in any of the foregoing capacities except in the case of an individual who undertakes or has undertaken activities which are at the time taken known or believed by him to be clearly in conflict with the best interest of the corporation.

     The corporation shall also indemnify to the same extent any person who, at the request of the corporation, is or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator of the corporation's employee benefit plan.

     Pursuant to the policy of indemnification described above, an individual so entitled pursuant to said policy may recover from the corporation reasonable costs, expenses and attorneys' fees in connection with enforcement of such rights.

     Pursuant to N.C.G.S. Section 55-20, when by reason of the fact that a person is or was serving as director, officer, employee or agent of the corporation or in any such capacity at the request of the corporation in any other corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan, any person is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, not brought by the corporation nor brought by any party seeking derivatively to enforce a liability of such a person the corporation, such person shall be entitled to indemnification or reimbursement by the corporation for any expenses, including attorneys' fees, or any liabilities which he may have incurred in consequence of such action, suit or proceeding, under the following conditions:



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     1. If such person is wholly successful in his defense, or if the proceeding is an administrative or investigative proceeding which does not result in the indictment, fine or penalty of such person, he shall b e entitled to reimbursement from the corporation of all his reasonable expenses of defense or participation, including attorneys' fees.

     2. If such person is not wholly successful or is unsuccessful in his defense, or the proceeding to which he is a party results in his indictment, fine or penalty, the corporation shall pay such expenses of defense or participation, including attorneys' fees, and the amount of any judgment, money decreed, fine, penalty or settlement for which he may have become liable, if

     a. A plan for such payment is approved by a consent in writing signed by the holders of all shares entitled to vote or such plan is sent to the holders of all shares entitled to vote, with notice of a shareholders' meeting, whether annual or special, to be held to take action thereon and if at such meeting a plan is approved by the holders of a majority of such shares, exclusive of the shares held directly or indirectly by any persons to be benefitted by the plan if approved, or

     b. A majority of a quorum consisting of directors who are not parties to such action, suit or proceeding shall determine that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and the corporation shall, not later than 60 days before any such payment or agreement to pay is made, send to all shareholders of record on a record date not more than 10 days prior to the date of mailing, at their registered addresses, a statement specifying the persons to be paid, the amounts to be paid, and the nature and status of the suit or proceedings at the time of mailing, or

     c. In a proceeding brought by such person for such determination in the superior court of the district where the corporation has its registered office it shall be determined that such person acted on good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In such a proceedings, the court in its discretion may order notice thereof to be sent to the shareholders of the corporation in such manner and in such form as it may deem appropriate, at the expense of the corporation; and it may allow all shareholders so notified to be heard in opposition to the determination requested.

     The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Pursuant to N.C.G.S. Section 55-21, when a present or former director, officer, employee or agent of the corporation or any person who has served or is serving in such capacity at the request of the corporation in any other corporation, partnership, joint venture, trust or other enterprise, is sued, alone or with others, in the courts of North Carolina, in any action seeking to establish his liability to the corporation arising out of his alleged dereliction of duty to the corporation, he shall in turn be entitled to indemnification or reimbursement from the corporation for so much of his expenses of defense, including attorneys' fees, as the court in its discretion, upon motion for indemnification or reimbursement, duly made in such action, finds to be reasonable, if;

     (1) Such person is successful in whole or in part in the action against him or in any settlement thereof and the court finds that his conduct fairly and equitable merits such relief; or


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     (2) The court finds, despite his adjudication of liability, that such person has acted honestly and reasonable an that, in view of all the circumstances of the case, his conduct fairly and equitably merits such relief.

     When such action is brought in another state and the result thereof is such as would have entitled the defendant officer or director to make a motion in the cause for indemnification or reimbursement of his expenses of defense if the action had been brought in North Carolina, but no such relief is available in the state in which the action is actually brought, the defendant officer or director may bring a separate action against the corporation in North Carolina for such indemnification or reimbursement as he might have recovered had the suit against him been brought in North Carolina. Notice of said action for indemnification or reimbursement shall be sent, in such form as the court may approve and at the corporation's expense, to the party or parties plaintiff in the prior action who shall be entitled to be heard.

     Notwithstanding the foregoing policy, the corporation will first endeavor to avail itself of the proceeds, cost of defense or other benefits of any insurance policies insuring the corporation or any individual entitled to indemnification under the foregoing policy before expending funds of the corporation pursuant to the foregoing policy."

The North Carolina Business Corporation Act (Act) provides for indemnification of officers and directors for any expenses, including attorney fees, in any proceedings where the officer or director is successful on the merits, permits such indemnification if successful other than on the merits and further permits such indemnification with approval of all stockholders if unsuccessful or not wholly successful or by approval of disinterested directors or judicial process if the action was made in good faith and with no reasonable cause to believe the conduct illegal. In derivative suits, indemnification may be made to officers or directors by judicial order in the cause, where the officer or director is successful or acted honestly and reasonably and merits such indemnification. Further, a corporation may by charter, bylaws, contract or resolution, indemnify officers and directors against liability and litigation expense, including reasonable attorney fees, if the activities in question were not at the time taken known or believed by the officer or director to be clearly in conflict with the best interests of the corporation.

The foregoing provisions of the Act is only a general summary of certain aspects of North Carolina law dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the relevant statutes of the Act. The Company believes that ss.55-8-50 through ss.55-8-58 of the Act are the relevant statutes relating to indemnification of directors and officers, and are stated in Exhibit 99 to this form S-8.


Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.


Exhibit Number           Description
           5             Opinion of McGuire, Wood & Bissette, P. A.
          23-1           Consent of Deloitte & Touche LLP
          23-2           Consent of McGuire, Wood & Bissette, P. A. Is Contained
                         in Their Opinion Filed as Exhibit 5 to this Form S-8


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Exhibit Number           Description
           99 Provisions of North Carolina Law Relating to Indemnification of Directors and Officers


Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, That paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to

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directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




















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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waynesville, State of North Carolina, On November 6, 2001.

WELLCO ENTERPRISES, INC.


/s/ Horace Auberry
------------------------------------------------------------
By: Horace Auberry, Chairman of the Board of Directors
(Principal Executive Officer)



/s/ David Lutz                                     /s/ Tammy Francis
---------------------------------------            -----------------------------
By: David Lutz, President and Treasurer            By: Tammy Francis, Controller
(Principal Financial Officer)                      (Principal Accounting Officer

Date: November 6, 2001


Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:


/s/ Horace Auberry                                 /s/ Rolf Kaufman
------------------------                           -----------------------------
Horace Auberry, Director                           Rolf Kaufman, Director




/s/ David Lutz                                     /s/ Fred K. Webb, Jr.
--------------------                               -----------------------------
David Lutz, Director                               Fred K. Webb, Jr. , Director




/s/ James T. Emerson
--------------------------
James T. Emerson, Director


Date: November 6, 2001






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                                  EXHIBIT INDEX



Exhibit Number          Description                                     Page No.
          5             Opinion of McGuire, Wood & Bissette, P. A.        11
         23-1           Consent of Deloitte & Touche LLP                  10
         23-2           Consent of McGuire, Wood & Bissette, P. A.
                        is contained in their                             11
                        opinion filed as Exhibit 5 to this Form S-8
          99            Provisions of North Carolina Law Relating to
                        Indemnification of                               12-15
                        Directors and Officers





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                                                                    EXHIBIT 23-1

                        CONSENT OF DELOITTE & TOUCHE LLP


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Wellco Enterprises, Inc. on Form S-8 of our report dated September 26, 2001, appearing in the Annual Report on Form 10-K of Wellco Enterprises, Inc. for the fiscal year ended June 30, 2001.



DELOITTE & TOUCHE LLP

Charlotte, North Carolina
November 6, 2001

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                                                              EXHIBIT 5 and 23-2

              OPINION AND CONSENT OF MCGUIRE, WOOD & BISSETT, P.A.

                         McGuire, Wood & Bissette, P.A.
                                Attorneys at Law
                              Post Office Box 3180
                         Asheville, North Carolina 28801
                               (Tel) 828-254-8800
                               (Fax) 828-252-2438



                                November 6, 2001



Wellco Enterprises, Inc.
P. O. Box 188
Waynesville, NC 28786

         Re:  Registration Statement on Form S-8
                 289,000 Shares of Common Stock
                 Wellco Enterprises, Inc.

Ladies and Gentlemen:

In connection with the possible offering and sale from time to time of up to 289,000 shares of the common stock (the "Shares") of Wellco Enterprises, Inc. (the "Corporation"), upon the terms and conditions set forth in the Registration Statement on Form S-8 (the "Registration Statement"), to be filed on or about November 2, 2001, by the Corporation with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the prospectus constituting a part thereof (the "Prospectus"), we are of the opinion that when (a) the Registration Statement shall become effective, and (b) the Shares have been sold upon the terms and conditions set forth in the Registration Statement and the Prospectus, the Shares will be validly authorized and legally issued, fully paid and nonassessable.

We hereby consent (1) to be named in the Registration Statement and in the Prospectus as attorneys who will pass upon the legality of the Shares and (2) to the filing of a copy of this opinion as Exhibit 5.1 of the Registration Statement.

                                Very truly yours,

                         McGUIRE, WOOD & BISSETTE, P.A.


                            s/s Richard A. Wood, Jr.
                    ----------------------------------------
                              Richard A. Wood, Jr.


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                                                                      EXHIBIT 99

  PROVISIONS OF NORTH CAROLINA LAW RELATING TO INDEMNIFICATION OF DIRECTORS AND
                                    OFFICERS

ss.55-8-50. Policy statement and definitions.
Statute text
(a) It is the public policy of this State to enable corporations organized under this Chapter to attract and maintain responsible, qualified directors, officers, employees and agents, and, to that end, to permit corporations organized under this Chapter to allocate the risk of personal liability of directors, officers, employees and agents through indemnification and insurance as authorized in this Part.
(b)  Definitions in this Part:
(1) "Corporation" includes any domestic or foreign corporation absorbed in a merger which, if its separate existence had continued, would have had the obligation or power to indemnify its directors, officers, employees, or agents, so that a person who would have been entitled to receive or request indemnification from such corporation if its separate existence had continued shall stand in the same position under this Part with respect to the surviving corporation. (2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director. (3) "Expenses" means expenses of every kind incurred in defending a proceeding, including counsel fees. (4) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding. (4a) "Officer", "employee", or "agent" includes, unless the context requires otherwise, the estate or personal representative of a person who acted in that capacity.
(5) "Official capacity" means: (i) when used with respect to a director, the office of director in a corporation; and (ii) when used with respect to an individual other than a director, as contemplated in G.S. 55-8-56, the office in a corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.
(6) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding. (7) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.


ss.55-8-51. Authority to indemnify.
Statute text
(a) Except as provided in subsection (d), a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) He conducted himself in good faith; and (2) He reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and
(ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. (b) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(ii).
(c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

(d)  A corporation may not indemnify a director under this section:
(1) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (2) In connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

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(e) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation that is concluded without a final adjudication on the issue of liability is limited to reasonable expenses incurred in connection with the proceeding.
(f) The authorization, approval or favorable recommendation by the board of directors of a corporation of indemnification, as permitted by this section, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such indemnification shall be void or voidable on such ground.

ss.55-8-52. Mandatory indemnification.
Statute text
Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

ss.55-8-53. Advance for expenses.
Statute text
Expenses incurred by a director in defending a proceeding may be paid by the corporation in advance of the final disposition of such proceeding as authorized by the board of directors in the specific case or as authorized or required under any provision in the articles of incorporation or bylaws or by any applicable resolution or contract upon receipt of an undertaking by or on behalf of the director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses.

ss.55-8-54. Court-ordered indemnification.
Statute text
Unless a corporation's articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary may order indemnification if it determines:
(1) The director is entitled to mandatory indemnification under G.S. 55-8-52, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification; or (2) The director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in G.S. 55-8-51 or was adjudged liable as described in G.S. 55-8-51(d), but if he was adjudged so liable his indemnification is limited to reasonable expenses incurred.
 .
ss.55-8-55. Determination and authorization of indemnification.
Statute text
(a) A corporation may not indemnify a director under G.S. 55-8-51 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in G.S. 55-8-51.
(b)  The determination shall be made:
(1) By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;
(2) If a quorum cannot be obtained under subdivision (1), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding; (3) By special legal counsel (i) selected by the board of directors or its committee in the manner prescribed in subdivision (1) or (2); or (ii) if a quorum of the board of directors cannot be obtained under subdivision (1) and a committee cannot be designated under subdivision (2), selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or (4) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination. (c) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection
(b)(3) to select counsel. . ss. 55-8-56. Indemnification of officers, employees, and agents. Statute text Unless a corporation's articles of incorporation provide otherwise:

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(1) An officer of the corporation is entitled to mandatory indemnification under
G.S. 55-8-52, and is entitled to apply for court-ordered indemnification under G.S. 55-8-54, in each case to the same extent as a director; (2) The corporation may indemnify and advance expenses under this Part to an officer, employee, or agent of the corporation to the same extent as to a director; and (3) A corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.
 .
ss.55-8-57. Additional indemnification and insurance.
Statute text
(a) In addition to and separate and apart from the indemnification provided for in G.S. 55-8-51, 55-8-52, 55-8-54, 55-8-55 and 55-8-56, a corporation may in its articles of incorporation or bylaws or by contract or resolution indemnify or agree to indemnify any one or more of its directors, officers, employees, or agents against liability and expenses in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities; provided, however, that a corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the corporation. A corporation may likewise and to the same extent indemnify or agree to indemnify any person who, at the request of the corporation, is or was serving as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan. Any provision in any articles of incorporation, bylaw, contract, or resolution permitted under this section may include provisions for recovery from the corporation of reasonable costs, expenses, and attorneys' fees in connection with the enforcement of rights to indemnification granted therein and may further include provisions establishing reasonable procedures for determining and enforcing the rights granted therein.
(b) The authorization, adoption, approval, or favorable recommendation by the board of directors of a public corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this section, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such articles of incorporation or bylaw provision or contract or resolution shall be void or voidable on such grounds. The authorization, adoption, approval, or favorable recommendation by the board of directors of a nonpublic corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this section, which occurred prior to July 1, 1990, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such articles of incorporation, bylaw provision, contract or resolution shall be void or voidable on such grounds. Except as permitted in G.S. 55-8-31, no such bylaw, contract, or resolution not adopted, authorized, approved or ratified by shareholders shall be effective as to claims made or liabilities asserted against any director prior to its adoption, authorization, or approval by the board of directors.
(c) A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify him against the same liability under any provision of this Chapter.

ss.55-8-58. Application of Part.
Statute text
(a) If articles of incorporation limit indemnification or advance for expenses, indemnification and advance for expenses are valid only to the extent consistent with the articles. (b) This Part does not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent to the proceeding.
(c) This Part shall not affect rights or liabilities arising out of acts or omissions occurring before July 1, 1990.








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